AS FILED WITH THE COMMISSION ON NOVEMBER 10, 2005           FILE NO. 333  ----

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           (AMENDMENT NO.           )

                          STANDARD CAPITAL CORPORATION
                          ----------------------------
              (Name  of  small  business  issuer  in its charter)

         Delaware                        1099                       91-1949078
         ---------                   --------------              ---------------
 (State or jurisdiction of    (Primary Standard Industrial    (I.R.S.  Employee
incorporation or organization) Classification Code Number)  Identification  No.)

               2429 - 128th Street, Surrey, B.C., Canada, V4A 3W2
                            Telephone: (604) 538-4898
                            -------------------------
          (Address and telephone number of principal executive offices)

         2429 - 128th Street, Surrey, British Columbia, Canada, V4A 3W2
         --------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

         The Company Corporation, 1013 Centre Road, Wilmington, DE 19805
                            Telephone (302) 636-5440
                            ------------------------
            (Name, address and telephone number of agent of service)

                                 Copies  to:
                Conrad  C. Lysiak, Esq., 601 West First Avenue,
                   Suite  503,  Spokane,  Washington  99201
                          Telephone:  (509)  624-1475
                          ---------------------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]


                         CALCULATION OF REGISTRATION FEE





TITLE OF EACH         NUMBER OF            PROPOSED                PROPOSED           AMOUNT OF
CLASS OF SECURITIES  SHARES TO BE      MAXIMUM OFFERING       MAXIMUM AGGREGATE    REGISTRATION FEE
TO BE REGISTERED     REGISTERED    PRICE PER SHARE (I) (II)     OFFERING PRICE          (iii)
-------------------  ------------  ------------------------   ------------------  ------------------

Common stock. .       855,000            $ 0.05                    $ 42,750             $ 100
------------          -------            -------                    --------            ------


(i) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(ii) There is no public market for the securities of Standard Capital Corporation. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the offering price for shares of Standard Capital Corporation sold to subscribers by way of a private placement offering memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares unless our common stock is subsequently quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(iii) Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.







Prospectus                                              Subject  to  Completion
                                                         Date: November 10,2005

   THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.   THIS
 PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER
      TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFERING OR SALE IS NOT
                                   PERMITTED.

                          STANDARD CAPITAL CORPORATION


                     Offering  Price:   $  0.05  per  share
       Offering by Selling Security Holders:  855,000 Shares of Common Stock

We are registering 855,000 common shares for resale by the selling security holders identified in this prospectus. We will not receive any of the proceeds for the sale of the shares by the selling security holders. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents. The shares are being registered to permit public secondary trading of the shares being offered by the selling security holders named in this prospectus. The number of shares of Standard Capital Corporation being registered by selling security holders is 37.4% of the company's currently issued and outstanding share capital.

The selling security holders will sell at a price of $0.05 per share, provided that if our shares are subsequently quoted on the OTC Bulletin Board selling security holders may sell at prevailing market prices or privately negotiated prices.

There  is  no  public  market  for  Standard Capital Corporation's common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. THE READER SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING AT PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DEALER  PROSPECTUS  DELIVERY  INSTRUCTIONS

     Until           ,  2005  all  dealers  that  effect  transactions  in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


               The date of this prospectus is November   , 2005.

                                TABLE OF CONTENTS





Summary of Prospectus                                           3


Risk Factors                                                    5

Use of Proceeds                                                12

Determination of Offering Price                                13

Selling Security Holders                                       13

Plan of Distribution; Terms of the Offering                    15

Business                                                       16

Management's Discussion and Analysis or Plan of Operations     21

Management                                                     26

Executive Compensation                                         30

Principal Shareholders                                         32

Description of Securities                                      33

Certain Transactions                                           36

Litigation                                                     37

Interest of Named Experts and Counsel                          37

Market For Common Shares & Related Shareholder Matters         37

Additional Information                                         37

Change in Accountants                                          38

Financial Statements                                           38

Undertakings                                                   50

Signatures                                                     51

                              SUMMARY OF PROSPECTUS

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares our selling security holders are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is incorporated by reference in this prospectus.
In this prospectus we refer to 'Standard Capital Corporation' variously as, "Standard", "the Company", "we", "our" and "us".

OUR  BUSINESS

The Company was incorporated in the State of Delaware on September 24, 1998. Our fiscal year end is August 31. Our executive offices are located at 2429 - 128th Street, Surrey, British Columbia, Canada, V4A 3W2. Our telephone number is (604) 538-4898 and the fax number is (604) 538-5939. The Company does not have any subsidiaries, affiliated companies or joint venture partners.

We are a start-up mineral company in the pre-exploration stage. We are the beneficial owner of a 100% interest in the Standard mineral claim (the "Standard Claim") located in British Columbia, Canada. Although we are in possession of a signed, registerable Bill of Sale Absolute transferring all right, title and interest in the claim to us, title remains recorded in the name of Edward Skoda. That is because the Province of British Columbia requires that all mineral claims be held in (i) the name of a resident of the Province, or (ii) by a company either incorporated in British Columbia or extra-provincially incorporated. At the present time, we do not wish to incur the cost, approximately $385, to extra-provincially incorporate in British Columbia. In addition, the cost of a 'Free Miner's License', a prerequisite to our being able to register tile to the Standard Claim, is a further $400 whereas there is no cost to us using Edward Skoda's Free Miner's License to hold the Standard Claim.

Beneficial ownership of the Standard Claim confers on us the rights to the minerals on the Standard Claim except for placer minerals or coal. We do not own the land itself since it is held in the name of the "Crown", i.e. the Province of British Columbia, Canada. We do not have the right to harvest any timber on the Standard Claim.

We own no other mineral property. There can be no assurance that a commercially viable mineral deposit, an ore reserve, exists on the Standard Claim or can be shown to exist unless and until sufficient and appropriate exploration work is carried out and a comprehensive evaluation of such work concludes economic and legal feasibility. We have conducted minimal exploration work on the Standard Claim, expending approximately $ 12,600 on preliminary exploration work to date. In order to conduct significant exploration work on the Standard Claim we must raise additional capital.


THE  OFFERING

Common  shares  offered               855,000 offered by the selling security
                                      holders detailed in the section of the
                                      Prospectus entitled "Selling Security
                                      Holders" beginning on page 13

Common shares outstanding             2,285,000
as of the date of this Prospectus

Use of proceeds                       We will not receive any proceeds from the
                                      sale of our common shares by the selling security holders

Plan of Distribution                  The offering is made by the selling
                                      security holders named in this Prospectus to the extent they sell shares. Sales may be made at $0.05 per share, provided that if all our shares are subsequently traded on the OTC Bulletin Board, selling security holders may sell at market or privately negotiated prices.

Risk  Factors                         You should carefully consider all the
                                      information in this Prospectus.  In
                                      particular, you should evaluate the
                                      information set forth in the section of
                                      the Prospectus entitled "Risk Factors"
                                      beginning on page 5  before deciding
                                      whether to purchase the common shares.


SELECTED  FINANCIAL  INFORMATION

The following financial information summarizes the more complete historical financial information set out in our audited financial statements filed with this prospectus:





                                               As of             As of
                                             August 31,        August 31,
                                                2005              2004
                                             (Audited)         (Audited)
                                            -----------      -------------
Statement of Expenses Information:

Revenue . . . . . . . . . . .       . . .  $      Nil        $      Nil
Net Losses                                   (105,389)          (92,284)
Total Operating Expenses                      105,389            92,284
Staking and Exploration Costs                  12,636             9,566
General and Administrative                     92,753            82,718

                                               As of ..    . . .  As of
                                         August 31, 2005 . .  August 31, 2004
                                             (Audited)          (Audited)
                                         ---------------     -----------------
Balance Sheet Information:

Cash                                              103                68
Total Assets                                      103                68
Total Liabilities                              73,042            64,102
Stockholders Equity (deficit)                (105,389)          (92,284)


Subsequent to August 31, 2005, the date of our most recent audited financial statements, Standard completed a private placement pursuant to Regulation S of the Securities Act of 1933, whereby 990,000 common shares were sold at the price of $0.05 per share to raise $49,500. Of these funds $17,756 remains in cash as of October 31, 2005, with the balance of $26,774 having been expended as follows:


Payment  of  outstanding  accounts  payable:

          Independent  auditors                    $  8,400
          Office  expenses                              681
          Transfer  agent                             4,000
          Previous  exploration  expenses               2605
                                                       -----           $ 15,686

     Consulting  fees  -  preparation of SB-2                             7,500
     Automobile  expenses  paid  to the President                           888
     Assessment  work  on  the Standard claim                             3,100
     Legal                                                                2,500
     Independent auditors - August 31, 2005 financial statements          2,100
                                                                           ----
          Amount  paid  from funds raised on private placement         $ 31,774
                                                                         ======

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE. IN ADDITION TO THE OTHER INFORMATION REGARDING STANDARD CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SHARES BEING OFFERED. THE
FOLLOWING RISK FACTORS REFLECT THE POTENTIAL AND SUBSTANTIAL MATERIAL RISKS WHICH COULD BE INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING. RISKS ASSOCIATED WITH OUR COMPANY:

1. BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION AND BECAUSE OUR OFFICERS AND DIRECTORS WILL NOT LOAN ANY MONEY TO US, WE MAY NOT BE ABLE TO ACHIEVE OUR OBJECTIVES AND MAY HAVE TO SUSPEND OR CEASE EXPLORATION ACTIVITY.

Our auditors' report on our 2005 financial statements expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance capital to us, we believe that if we do not raise additional capital through the issuance of treasury shares, we will be unable to conduct exploration activity and may have to cease operations and go out of business.

2. BECAUSE THE PROBABILITY OF AN INDIVIDUAL PROSPECT EVER HAVING RESERVES IS EXTREMELY REMOTE, IN ALL PROBABILITY OUR PROPERTY DOES NOT CONTAIN ANY RESERVES, AND ANY FUNDS SPENT ON EXPLORATION WILL BE LOST.

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property, the Standard Claim, does not contain any reserves, and any funds spent on exploration will be lost. If we cannot raise further funds as a result, we may have to suspend or cease operations entirely which would result in the loss of your investment.

3. WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE. AS A RESULT, WE MAY HAVE TO SUSPEND OR CEASE EXPLORATION ACTIVITY OR CEASE OPERATIONS.

We were incorporated in 1998 and our limited exploration activities have not generated any revenues. We have an insufficient exploration history upon which to properly evaluate the likelihood of our future success or failure. Our net loss from inception to August 31, 2005, the date of our most recent audited financial statements is $105,389. Our ability to achieve and maintain profitability and positive cash flow in the future is dependent upon

     -   our ability to locate a profitable mineral property
     -   our ability to locate an economic ore reserve
     -   our ability to generate revenues
     -   our ability to reduce exploration costs

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral property. We cannot guarantee we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

4. BECAUSE OUR OFFICERS AND DIRECTORS DO NOT HAVE TECHNICAL TRAINING OR EXPERIENCE IN STARTING, AND OPERATING AN EXPLORATION COMPANY NOR IN MANAGING A PUBLIC COMPANY, WE WILL HAVE TO HIRE QUALIFIED PERSONNEL TO FULFILL THESE FUNCTIONS. IF WE LACK FUNDS TO RETAIN SUCH PERSONNEL, OR CANNOT LOCATE QUALIFIED PERSONNEL, WE MAY HAVE TO SUSPEND OR CEASE EXPLORATION ACTIVITY OR CEASE OPERATIONS WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Because our officers and directors are inexperienced with exploring for minerals and starting, and operating a mineral exploration company, we will have to hire qualified persons to perform surveying, exploration, and excavation of our property. Our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our exploration, earnings and ultimate financial success could suffer irreparable harm due to certain of management's lack of experience in this industry. Additionally, our officers and directors have no direct training or experience in managing and fulfilling the regulatory reporting obligations of a 'public company' like Standard. Unless our two part time officers are willing to spend more time addressing these matters, we will have to hire professionals to undertake these filing requirements for Standard and this will increase the overall cost of operations. As a result we may have to suspend or cease exploration activity, or cease operations altogether, which will result in the loss of your investment.

5. WE HAVE NO KNOWN ORE RESERVES. WITHOUT ORE RESERVES WE CANNOT GENERATE INCOME AND IF WE CANNOT GENERATE INCOME WE WILL HAVE TO CEASE EXPLORATION ACTIVITY WHICH WILL RESULT IN THE LOSS YOUR INVESTMENT.

We have no known ore reserves. Even if we find gold mineralization we cannot guarantee that any gold mineralization will be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold mineralization in sufficient quantity to warrant recovery, we cannot guarantee that the ore will be recoverable. Finally, even if any gold mineralization is recoverable, we cannot guarantee that this can be done at a profit. Failure to locate gold deposits in economically recoverable quantities will mean we cannot generate income. If we cannot generate income we will have to cease exploration activity, which will result in the loss of your investment.

6. IF WE DON'T RAISE ENOUGH MONEY FOR EXPLORATION, WE WILL HAVE TO DELAY EXPLORATION OR GO OUT OF BUSINESS, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

We are in the very early pre-exploration stage. We need to raise additional capital to undertake our planned exploration activity. You may be investing in a company that will not have the funds necessary to conduct any exploration activity whatsoever due to our inability to raise additional capital. If that occurs we will have to delay exploration or cease our exploration activity and go out of business which will result in the loss of your investment.

7. BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR EXPLORATION AND AS A RESULT MAY NOT FIND AN ORE BODY. WITHOUT AN ORE BODY, WE CANNOT GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

Any potential development of and production from our exploration property depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Because we are small and do not have much capital, we must limit our exploration activity unless and until we raise additional capital.

Any decision to expand our operations on our exploration property will involve the consideration and evaluation of several significant factors including, but not limited to:

- Costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities;

-    Availability  and  costs  of  financing;

-    Ongoing  costs  of  production;

-    Market  prices  for  the  minerals  to  be  produced;

-    Environmental  compliance  regulations  and  restraints;  and

-    Political  climate  and/or  governmental  regulation  and  control.

Such programs will require very substantial additional funds. Because we may have to limit our exploration, we may not find an ore body, even though our property may contain mineralized material. Without an ore body, we cannot generate revenues and you will lose your investment.

8. WE MAY NOT HAVE ACCESS TO ALL OF THE SUPPLIES AND MATERIALS WE NEED TO BEGIN EXPLORATION WHICH COULD CAUSE US TO DELAY OR SUSPEND EXPLORATION ACTIVITY.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials as and when we are able to raise the requisite capital. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

9. BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER OUTSIDE BUSINESS ACTIVITIES AND MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF THEIR TIME TO OUR EXPLORATION ACTIVITY, OUR EXPLORATION ACTIVITY MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION.

Our President and CEO, will be devoting only 15% of his time, approximately 15 hours per month, to our operations our business. Our Secretary-Treasurer and our other director will be devoting only 5 to 10 hours per month to our operations. As a consequence our business may suffer. For example, because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic or may be periodically interrupted or suspended. Such suspensions or interruptions may cause us to cease operations altogether and go out of business.

10. TITLE TO THE STANDARD CLAIM IS REGISTERED IN THE NAME OF ANOTHER PERSON. FAILURE OF THE COMPANY TO OBTAIN GOOD TITLE TO THE CLAIM WILL RESULT IN OUR HAVING TO CEASE OPERATIONS.

Title to the property we intend to explore is not held in our name. Title to the Standard Claim is recorded in the name of Edward Skoda, an arms-length mining consultant. In the event Edward Skoda was to grant a third party a deed of ownership, by way of Bill Sale Absolute, which was subsequently registered prior to our deed, that third party would obtain good title and we would have nothing. Similarly, if Edward Skoda were to grant an option to a third party, that party would be able to enter the claims, carry out certain work commitments and earn right and title to the claims and we would have little recourse against such third party even though we would be harmed, would not own any property and would have to cease operations. Although we would have recourse against Edward Skoda in the situations described, there is a question as to whether that recourse would have specific value.

11.  A  MATERIAL  RISK OF THE COMPANY MAY BE THE LACK OF TIMELY REPORTING TO THE
     SEC.

The Company has consistently been late in filing its Forms 10K-SB and 10Q-SB with the SEC. It did not file any reports with the SEC from April 22, 2004 to October 17, 2005 due to the Company having a lack of funds to pay its independent auditors. Therefore, we were a late filer as defined under Rule 12b-25(b)(2)(ii). With management not devoting significant time to the affairs of the Company, there is the strong possibility the lack of timely reporting may be a material risk to the Company in that its shares may be halted on the OTC Bulletin Board, when and if they are quoted, either for a period of time or permanently, if Standard consistently files late. Investors should consider whether or not they wish to invest in the shares of a company where its present management has been a late filer with the SEC.

RISKS  ASSOCIATED  WITH  THIS  OFFERING:

12. BECAUSE WE MAY BE UNABLE TO MEET PROPERTY MAINTENANCE REQUIREMENTS OR ACQUIRE NECESSARY MINING LICENSES, WE MAY LOSE OUR INTEREST IN THE STANDARD CLAIM.

In order to maintain our interest in the Standard Claim we must make an annual payment and/or expend certain minimum amounts on the exploration of the mineral claim. If we fail to make such payments or expenditures in a timely fashion, we may lose our interest in the mineral claim. Further, even if we do complete exploration activities, we may not be able to obtain the necessary licenses to conduct mining operations on the properties, and thus would realize no benefit from exploration activities on the properties.

13. BECAUSE MINERAL EXPLORATION AND DEVELOPMENT ACTIVITIES ARE INHERENTLY RISKY, WE MAY BE EXPOSED TO ENVIRONMENTAL LIABILITIES. IF SUCH AN EVENT
     WERE  TO  OCCUR  IT  MAY  RESULT  IN  A  LOSS  OF  YOUR  INVESTMENT.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. At present, the Standard Claim does not have a known body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labour disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in extraction operations and the conduct of exploration programs. We do not carry liability insurance with respect to our mineral exploration operations and we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards. There are also physical risks to the exploration personnel working in the rugged terrain of British Columbia, often in poor climatic conditions. Previous mining exploration activities may have caused environmental damage to the Standard Claim. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If the Standard Claim is found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

14. NO MATTER HOW MUCH MONEY IS SPENT ON THE STANDARD CLAIM, THE RISK IS THAT WE MIGHT NEVER IDENTIFY A COMMERCIALLY VIABLE ORE RESERVE.

No matter how much money is spent over the years on the Standard Claim, we might never be able to find a commercially viable ore reserve. Over the coming years, we could spend a great deal of money on the Standard Claim without finding anything of value. There is a high probability the Standard Claim does not contain any reserves so any funds spent on exploration will probably be lost.

15. EVEN WITH POSITIVE RESULTS DURING EXPLORATION, THE STANDARD CLAIM MIGHT NEVER BE PUT INTO COMMERCIAL PRODUCTION DUE TO INADEQUATE TONNAGE, LOW METAL PRICES OR HIGH EXTRACTION COSTS.

We might be successful, during future exploration programs, in identifying a source of minerals of good grade but not in the quantity, the tonnage, required to make commercial production feasible. If the cost of extracting any minerals that might be found on the Standard Claim is in excess of the selling price of such minerals, we would not be able to develop the Standard Claim. Accordingly even if ore reserves were found on the Standard Claim, without sufficient tonnage we would still not be able to economically extract the minerals from the Standard Claim in which case we would have to abandon the Standard Claim and seek another mineral claim to develop, or cease operations altogether.

16. BECAUSE WE HAVE NOT PUT A MINERAL DEPOSIT INTO PRODUCTION BEFORE, WE WILL HAVE TO ACQUIRE OUTSIDE EXPERTISE. IF WE ARE UNABLE TO ACQUIRE SUCH EXPERTISE WE MAY BE UNABLE TO PUT OUR PROPERTY INTO PRODUCTION AND YOU MAY LOSE YOUR INVESTMENT.

We have no experience in placing mineral deposit properties into production, and our ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that we will have available to us the necessary expertise when and if we place a mineral deposit into production.

17. WITHOUT A PUBLIC MARKET THERE IS NO LIQUIDITY FOR OUR SHARES AND OUR SHAREHOLDERS MAY NEVER BE ABLE TO SELL THEIR SHARES WHICH WOULD RESULT IN A TOTAL LOSS OF THEIR INVESTMENT.

Our common shares are not listed on any exchange or quotation system and do not have a market maker which results in no market for our shares. Therefore, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. It is our intention to apply for a quotation  on  the  OTC  Bulletin  Board  ("OTCBB")  whereby:

- We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the NASD personnel; and

- We will not be quoted on the OTCBB unless we are current in our periodic reports; being at a minimum Forms 10K-SB and 10Q-SB, filed with the SEC or other regulatory authorities.

Presently, we estimate the time it will take us to become effective with this prospectus will be six months plus twelve to eighteen additional weeks to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB. If this is the case, there will be no liquidity for the shares of our shareholders.


18. EVEN IF A MARKET DEVELOPS FOR OUR SHARES OUR SHARES MAY BE THINLY TRADED, WITH WIDE SHARE PRICE FLUCTUATIONS, LOW SHARE PRICES AND MINIMAL LIQUIDITY.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

- Potential investors' anticipated feeling regarding our results of operations;

-    Increased  competition  and/or  variations  in  mineral  prices;

-    Our  ability  or  inability  to  generate  future  revenues;  and

-    Market  perception  of  the  future  of  the  mineral exploration industry.

In addition, if our shares are traded on the OTCBB, our share price may be impacted by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

19. WE ANTICIPATE THE NEED TO SELL ADDITIONAL TREASURY SHARE IN THE FUTURE MEANING THAT THERE WILL BE A DILUTION TO OUR EXISTING SHAREHOLDERS
     RESULTING IN THEIR PERCENTAGE OWNERSHIP IN THE COMPANY BEING REDUCED ACCORDINGLY.

We expect that the only way we will be able to acquire additional funds is through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.

20. BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.


GLOSSARY  OF  GEOLOGICAL  AND  TECHNICAL  TERMS

The following represents various geological and technical terms used in this prospectus which the reader may not be familiar with.





    WORD                                        DEFINITION
   ------                                   ------------------
Andesite        A dark-colored, fine-grained rock that, when porphyritic , contains phenocrysts composed primarily of zoned sodic plag and one or more mafic minerals.

Argillite       A compact rock, derived either from mudstone (clay or siltstone) or shale, that has undergone a somewhat higher degree of induration than mudstone or shale but is less clearly laminated and without fissility, and lacks cleavage distinctive of slate.

Arsenopyrite    A monoclinic mineral most common arsenic mineral and principal ore of arsenic, occurs in many sulfide ore deposits, particularly those containing lead, silver and gold.

Assay. . . . .  Method used to test the composition of a mineral sample - expressed in "ounces per ton" or " parts per million".

Bornite  . . .  An isometic mineral brownish bronze in color and is a valuable source of copper.

Breccia         A coarse-grained clastic rock, composed of angular broken rock fragments held together by a mineral cement or in a fine grained matrix.

Carbonate       A salt or ester of carbonic acid (exist only in solution and reacting with bases to form carbonates).

Chert           A fine grained silicious rock.

Claim           A portion of mining ground held under the Provincial laws by Standard Capital
                Corporation, by virtue of one location and record where it has the mineral rights to all minerals thereon except coal.

Deposit         Mineral deposit or ore deposit is used to designate a natural occurrence of a useful mineral, or an ore, in sufficient extent and degree of concentration to invite exploration.

Dips            The angle at which a bed, stratum, or vein is inclined from the horizontal, measured perpendicular to the strike and in vertical plane.

Fissure         A fracture or crack in rock which there is a distinct separation.

Geophysical     The exploration of an area in which geophysical properties and relationships unique
   Surveys      to the area and mapped by one or more geophysical methods - in boreholds, airborne
                Or satellite platforms.


                                      -10-


Granodiorite    A group of coarse-grained plutonic rocks intermediate in composition between quartz diorite and quartz monzonite, and potassium fledspar, with biolitre, hornblende, or, more rarely, pyroxene, as the mafic component.

Greenstone      A field term applied to any compact dark-green altered or metamorphosed basic igneous rock that owes its color to the presence of chorite, actinolite or epidote.

Igneous rock.   A rock or mineral that solidified from molten or partly molten material.

Mafic           Pertaining to or composed of the ferrmagnesion rock-forming silicates, said of some igneous rocks and their constituent minerals.

Metamorphic     The mineralogical, chemical, and structural adjustment of solid rocks to physical and chemical conditions that have generally been imposed at depth below the surface zones of weathering and cementation, and that differ from the conditions under which the rocks in question originated.

Mineralization  Potential economic concentration of commercial metals occurring in nature.

Ore             The natural occurring mineral from which a mineral or minerals of economic value can be extracted profitable or to satisfy

Placer gold     Gold eroded from its original host rock and re-deposited in gravel beds by stream action.

Pryite          A pale bronze or brass yellow metal with a hardness of 6.0 to 6.5 which is often called "fool's gold".

Quartz          It is the most common of all solid minerals and may be colorless and transparent.

Reserve        (1)  That part of a mineral deposit which could be economically and legally extracted or produced at the time the reserve is determined.

               (2)  Proven: Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the site for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

Reserve        (3) Probable:  Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measure) reserves, but the site for inspection, sampling, and measurement are farther apart or are otherwise less
                   adequately spaced.   The degree of assurance, although lower than for proven
                   (measured) reserves, is high enough to assume continuity between points of observation.

Sediments       Solid fragmental material that originates from weathering of rocks and is transported or deposited by air, water, or ice, or that accumulates by other natural agents, such as chemical precipitation from solutions or secretion by organisms, and forms in layers on the Earth's surface at ordinary temperatures in a loose, unconsolidated form.

Shear           A deformation resulting from stresses that cause or tend to cause contiguous parts of a body to slide relatively to each other in a direction parallel to their plane of contact.

                                      -11-



Siliceous       Said of a rock containing free silica or, in the case of volcanic glass, silica in the norm.

Soil sample     A sample of surface material analyzed by lab techniques to test the content of trace elements occurring in nature: copper, lead, zinc, etc.

Veins           A zone or belt of mineralized rock lying within boundaries clearly separating it from neighboring rocks.

Volcanic        Characteristic of, pertaining to, situated in or upon, formed in, or derived from volcanoes.

Zone            A belt, band, or strip of earth materials, however disposed; characterized as distinct from surrounding parts by some particular secondary enrichment.



FOREIGN  CURRENCY  AND  EXCHANGE  RATES
---------------------------------------
Our sole mineral claim is located in British Columbia, Canada and costs expressed in the geological report on the claims are expressed in Canadian Dollars. For purposes of consistency and to express United States Dollars throughout this registration statement, Canadian Dollars have been converted into United States currency at the rate of US $1.00 being approximately equal to Cdn $1.20or Cdn. $1.00 being approximately equal US $0.80 which is the approximate average exchange rate during recent months and which is consistent with the incorporated financial statements.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

However,  we  have  agreed  to  pay  the  expenses of registering the securities
covered  by this Prospectus.   Management expects such expenses to total $18,850
as  detailed  below:

Expenses  of  this  offering  paid  to  date:

     SEC filing fees                                 $    100
     Consulting fees for SB-2 preparation               7,500
     Attorney fee for opinion letter                    2,500
     Independent auditors                               2,100
                                                        -----
        Offering expenses incurred to date                         $  12,200

Management expects to incur the following additional expenses in connection with this offering:

 Preparation of SB-2 (consulting fees, balance owing)   2,500
 Independent auditors and accountant (i)                3,750
 Office - printing and photocopying                       400
                                                      -------
         Offering Expenses to be incurred                              6,650
                                                                     -------
Total:                                                             $  18,850
                                                                      ======

(i) Estimate of fees for preparation of interim financial statements which may be required to be filed with this registration statement. We have budgeted for preparation of interim financial statements for the periods ending November 30, 2005, February 28, 2006 and May 31, 2006.

                       DETERMINATION  OF  OFFERING  PRICE

There is no established public market for our common equity being registered. The offering price of the shares offered by selling security holders should not be considered as an indicator of the future market price of the securities.

The facts considered in determining the offering price were Standard's financial condition and prospects, its lack of operating history and general conditions of the securities market. The offering price should not be construed as an indication of, and was not based upon, the actual value of Standard. The offering price bears no relationship to Standard's book value, assets or earnings or any other recognized criteria of value and could be considered to be arbitrary.

The selling shareholders are free to offer and sell their common shares at such times and in such manner as they may determine. The types of transactions in which the common shares are sold may include negotiated transactions. Such transactions may or may not involve brokers or dealers. The selling security holders are expected to sell their shares at the offering price of $0.05 per share unless and until our shares are quoted on the OTCBB or the "Pink Sheets" following which selling security holders may sell their shares at the market price. The selling security holders have advised us that none have entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares. The selling security holders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. We will pay all of the expenses of the selling security holders, except for any broker dealer or underwriter commissions, which will be paid by the security holder.

                            SELLING  SECURITY HOLDERS

The selling security holders named in this prospectus, all of whom are residents of British Columbia, Canada, are offering for sale 855,000 shares of common stock of the Company. Standard will not receive any proceeds from the sale of shares by selling security holders. The shares being offered by the selling security holders were acquired from Standard in an offering, exempt from registration pursuant to Regulation S of the Securities Act of 1933, completed on September 30, 2005. None of our directors or officers will be engaged in any selling efforts on behalf of the selling security holders.

The selling security holders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling security holder may offer all or part of the shares owned for resale from time to time. A selling security holder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling security holders obligated to sell all or any portion of the shares at any time. Therefore, no assurance can be given by Standard as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling security holders upon termination of the offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling security holders, including:

   -     The number of shares owned by each prior to this offering;

   -     The total number of shares that are to be offered for each;

   - The total number of shares that will be owned by each upon completion of the offering; and

   -     The percentage owned by each upon completion of the offering.

To the best of our knowledge, the named parties in the table beneficially own and have sole voting and investment power over all shares or rights to their shares. We have based the percentage owned by each on our 2,285,000 shares of common stock outstanding as of the date of this prospectus. Of the 855,000 shares offered for sale (37.4% of our issued shares), 35,000 (1.5% of our issued shares) are offered by the Company's three officers and directors:

                         Common Stock        Common stock       Common Stock
                      Beneficially Owned       Offered        Beneficially Owned
                           Prior to              Hereby          Following the
Name of Shareholder        Offering                                Offering (1)
-------------------   -----------------       ------------   -------------------
                    No. of Shares    %                        No. of Shares    %
                    -------------    -                      -------------      -





Charlene  Abrahams     89,000      3.89         65,000            24,000   1.05
Stacey Bligh           65,000      2.84         55,000            10,000   0.45

Randy Contoli          60,000      2.63         50,000            10,000   0.45

Raymond Contoli        60,000      2.63         50,000            10,000   0.45

Charles Hethey        100,000      4.38         80,000            20,000   0.90

Mary Hethey           100,000      4.38         80,000            20,000   0.90

Carol Krushnisky       90,000      3.94         70,000            20,000   0.90

Ray Levesque           86,000      3.76         70,000            16,000   0.70

Carsten Mide           60,000      2.63         50,000            10,000   0.45

Raymond W. Sept        79,000      3.46         60,000            19,000   0.83

Del Thachuk (2)       200,000      8.75         20,000           180,000   5.03

Philip Yee             85,000      3.72         65,000            20,000   0.9

Gordon Brooke (3)      50,000      2.19         10,000            40,000   1.75

Maryanne  Thachuk (4)  20,000                    5,000            15,000   0.7

Jian Guan              25,000       1.1         25,000               Nil    Nil

Sherry Laframboise     25,000       1.1         25,000               Nil    Nil

Rick Fvoco             15,000       0.7         15,000               Nil    Nil

Barry Steib            25,000       1.1         25,000               Nil    Nil

Diane Sanders  . .     25,000       1.1         25,000               Nil    Nil

Eleonore Conway. .     10,000       0.4         10,000               Nil    Nil
                       ---------               -------

Total . .  . . . .  1,269,000                  855,000
                    =========                  =======


(1) These figures assume all shares offered by selling security holders are in fact sold.

(2)  Del  Thachuk  is  our  President,  Chief  Executive Officer and a director.

(3)  Gordon  Brooke  is  our  Chief  Financial  Officer  and  a  director.

(4)  Maryanne  Thachuk  is  our  Secretary  Treasurer.

PLAN  OF  DISTRIBUTION:  TERMS  OF  THE  OFFERING

We are registering on behalf of the selling security holders 855,000 shares of our common stock which they own. The selling security holders may, from time to time, sell all or a portion of the shares of common stock in private negotiated transactions or otherwise. Such sales will be offered at $0.05 per share unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTCBB. If our shares become quoted on the OTCBB selling security holders may then sell their shares at prevailing market prices or privately negotiated prices.

The common stock may be sold by the selling security holders by one or more of the following methods, without limitation:

-    on  the  over-the-counter  market;

-    to  purchasers  directly;

- in ordinary brokerage transactions in which the broker solicits purchasers; or commissions from a seller/or the purchasers of the shares for whom they may act as agent;

- through underwriters, dealers and agents who may receive compensation in the form of underwritten discounts, concessions and commissions from a seller/or the purchaser of the shares for whom they may act as agent;

- through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distribution of the shares or other interest in the shares;

- through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

- through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to faciliate the transaction;

-    in  any  combination  of  one  or  more  of  these  methods;  or

-    in  any  other  lawful  manner.

Brokers or dealers may receive commissions or discounts from the selling security holders, if any of the broker-dealer acts as an agent for the purchaser of said shares, from the purchaser in the amount to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such broker-dealer.

The selling security holders may also elect to sell their common shares in accordance with Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus.

We have advised the selling security holders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

Selling security holders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling security holders, including, with limitation, in connection with the distribution of our common stock by such broker-dealers or pursuant to exemption from such registration. Selling security holders may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. Selling security holders may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling security holders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling security holders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of this registration statement, estimated to be$18,850 (see "Use of Proceeds" page 12), including but not limited to, legal, accounting, printing and mailing fees are and will be paid by Standard. However, any selling costs or brokerage commissions incurred by each selling security holder relating to the sale of his/her shares will be paid by them.

                                        BUSINESS

GENERAL  -  THE  COMPANY

The  Company  was  incorporated  in the State of Delaware on September 24, 1998.
The Company does not have any subsidiaries, affiliated companies or joint venture partners.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

BUSINESS  DEVELOPMENT  OF  ISSUER  SINCE  INCEPTION

We raised $3,050 in initial seed capital in 1999 and embarked on a search for a mineral property that held the potential to contain gold mineralization.

In 1999 we acquired, by staking, the Standard mineral claim (the "Standard Claim") situated in the British Columbia, Canada. We engaged a mineral consultant who staked the claim on our behalf and transferred to us 100% interest in the Standard Claim by way of Bill of Sale Absolute.

Our decision to acquire the Standard Claim was based on our review of public data on the property indicating the presence of mineralization capable of containing gold and silver values.

Each year since its acquisition we have either carried out exploration work on the Standard Claim or made payments to the Province of British Columbia in lieu of work in order to maintain our interest in the claim in good standing. Among other things we laid out a grid system on the property to facilitate the orderly collection of geochemical samples.

In May 1999 we commissioned a geological report on the Standard Claim by an independent professional geologist. In December 1999 we qualified the Company as a reporting issuer under the Securities Exchange Act of 1934 by filing a Form 10-SB.

In  2004  Standard  held  its  first  meeting  of  shareholders.

During 2004 we engaged William Timmins, P. Eng to conduct a review and analysis of the Standard Claim and the previous exploration work undertaken on the property and to recommend a mineral exploration program on the Standard Claim. Since its acquisition we have expended approximately $12,600 on the Standard Claim, including preparation of Mr Timmin's report summarized below, which report  recommends  a  2-phase  exploration  program.

In September 2005 we prepared an Offering Memorandum and subsequently completed a private placement of 990,000 shares at $0.05 per share raising gross proceeds of $49,500.

In October 2005, we engaged the services of a consultant to undertake exploration work on the Standard Claim at a cost of $3,100. This will maintain the Standard Claim in good standing until February 24, 2007 when the work performed is filed with the Ministry of Energy and Mines for the Province of British Columbia.

In  November  2005,  we  prepared  this  prospectus  for  filing  with  the SEC.

OUR  BUSINESS

We  are  engaged  in  the  acquisition  and  exploration  of mineral properties.

We are presently in the pre-exploration stage and there is no assurance that mineralized material with any commercial value exits on our property.

We do not have any ore body and have not generated any revenues from our operations.

Our  sole  mineral  property  is:

STANDARD  CLAIM

We are the beneficial owner of a 100% interest in the Standard Claim, located in British Columbia , Canada. However, although we are in possession of a signed, registerable Bill of Sale Absolute transferring all right, title and interest in the claim to us, title remains recorded in the name of Edward Skoda. That is because the Province of British Columbia, Canada, requires that mineral claims be held in (i) the name of a resident of the Province, or (ii) by a company either incorporated in British Columbia or extra-provincially incorporated. At the present time, we do not wish to extra-provincially incorporate in British Columbia due to the cost. In addition, to obtain a Free Miner's License, a prerequisite to our being able to register tile to the Standard Claim, would cost $385 whereas there is no cost to us using Edward Skoda's Free Miner's License to hold the Standard Claim.

Beneficial ownership of the Standard Claim confers on us the rights to the minerals on the Standard Claim except for placer minerals or coal. We do not own the land itself since it is held in the name of the "Crown", i.e the Province of British Columbia. We do not have the right to harvest any timber on the Standard.

The tenure number, date of recording and expiration date of the Standard Claim is as follows:





CLAIM NAME      TENURE NUMBER     AREA       RECORDING DATE       EXPIRY DATE
Standard .         367933      1,112 acres   February 24, 1999  February 23, 2006




To keep the claim in good standing, such that it does not expire on the date indicated in the preceding table, we must undertake exploration work on the Standard Claim before the expiry date, or pay cash of approximately $3,100 in lieu of doing exploration work, to the Province of British Columbia. Failure to do either will result in the Standard Claim reverting to the Crown. Standard has already undertaken work in 2005 to maintain the Standard Claim for a further year, i.e. to February 24, 2007. As mentioned above, this work program has not been filed with the Ministry.

The Standard Claim was selected for acquisition due to previously recorded surrounding exploration, development and extraction work and because the claim is are not located in an environmentally sensitive region.

Additional information regarding the Standard Claim can be found at the British Columbia government website located at http://www.mtonline.gov.bc.ca/.

LOCATION  AND  ACCESS

The Standard Claim is located approximately 112 miles north of Vancouver, British Columbia and 2.5 miles southeast of the town of Goldbridge. Access to our claim is via all-weather gravel road from Lillooet to Gold Bridge or via the Hurley River forestry road from Pemberton. Access to the north end of our claim is by four-wheel drive vehicle up Fergusson Creek to the headwaters above the 5,800 feet elevation. Helicopters are available from bases in the towns of Pemberton and Lillooet.

The Standard Claim is situated at the northwest end of the Bendor Range of the Coast Mountain Range in southwestern British Columbia. Elevation on the claim ranges from 5,000 to 8,500 feet above sea level. Winters in this region are generally cold with high snowfall accumulations while summers are dry and hot.

PROPERTY  GEOLOGY

The Standard Claim is underlain by rocks of the Bridge River Group intruded by Bendar granodiorite. On a regional basis this area of British Columbia is notable for meso-thermal type gold deposits of which the past-producing Bralorne and Pioneer mines, located approximately one and one-half miles east of the Standard Claim, are typical examples.

Previous geological mapping indicates much of the Standard Claim is underlain by cherts and rusty siliceous cherts interbedded with mafic volcanic flows and argillite interbeds. The chert unit has been very tightly folded in a north-northwest direction with steep subvertical dips. The greenstone unit is less deformed except when in fault contact with the chert unit. These features trend approximately north-south with a steep westerly dip (80-85 degrees). Bedded and crosscutting narrow quartz-carbonate veins and lenses occur sporadically within the sediments occasionally containing minor pyrite.

Mineralization in one zone on the property occurs in a 4.25 feet shear zone located on top of an east-west trending ridge 2,400 feet north of Mount Fergusson. Arsenopyrite-sphalerite-bornite and minor pyrite occur within brecciated andesite host rocks. A 2.6 foot chip sample from the zone returned
0.31  ounces  per  ton  gold  and  0.39  ounces  per  ton  silver.

South of this zone several narrow semi-massive stibnite veins occur in chert host rock. The veins appear to be related to a steep northwest trending shear or fault zone. Mineralization in this area consists of pyrrhotite, pyrite and trace amounts of chalcopyrite hosted primarily within the volcanics. Most of these sulphide occurrences are narrow (generally less than 2 feet wide) contain minor quartz-carbonate lenses and are in close proximity to the sediment/volcanic contact zone.

PREVIOUS  EXPLORATION

The first recorded exploration work on the area now covered by the Standard Claim occurred in 1937. Prospectors, at that time, dug a series of test pits and a short tunnel to investigate a quartz-fissure vein. The prospect then lay idle until 1984 when Newmont Exploration Canada Ltd. carried out a program of technical surveys (analysis of soil and rock samples to test for metal content) and geological mapping. Two zones were identified that contain gold mineralization in quart fissure veins typical of those mined in the Bridge River camp. The property area was again prospected in 1991 by Cogema Canada Ltd. who
conducted  sampling.   This  past  work  indicated  the  presence  of  sulphide
mineralization containing gold and silver values. The property was never drill tested.

PROPOSED  EXPLORATION  WORK  -  PLAN  OF  OPERATION

Mr. William Timmins, P. Eng., authored the "Summary of Exploration on the Standard Property, Goldbridge, Lillooet Mining District, British Columbia", dated June 24, 2004 (the "Timmin's Report"), in which he recommended a two-phase exploration program to properly evaluate the potential of the claim. We must conduct exploration to determine what minerals exist on our property and whether they can be economically extracted and profitably processed. We plan to proceed with exploration of the Standard Claim, in the manner recommended in the Timmin's Report, to determine the potential for discovering commercially exploitable deposits of gold and silver.

We  do  not  have  any  ores or reserves whatsoever at this time on the Standard
Claim.

Mr. Timmins is a registered Professional Engineer in good standing in the Association of Professional Engineers and Geoscientists of British Columbia. He is a graduate of the Provincial Institute of Mining, Haileybury Ontario (1956) and attended Michigan Technological University (1962-65) and was licensed by the Professional Engineers of British Columbia (geological discipline) in 1969. Mr. Timmins has practiced his profession as a Professional Engineer for over 35 years.

The Timmin's Report recommends a two-phase exploration program to properly evaluate the potential of the claims. We anticipate, based on the Timmin's Report, that Phase I of the recommended geological exploration program will cost $25,000. The cost estimates for this work program are based on Mr. Timmin's recommendations and reflect local costs for this type of work.

We have on hand $ 17,756in cash as of October 21, 2005. We intend to commence work on Phase I of the Timmin's Report as soon as practicable and carry out as much of the Phase I program as our cash reserves permit. We will require additional financing to complete Phase I of the recommended work.

Initially, we intend to re-establish the 1991 grid and review maps of the results of past geological and geochemical programs and complete an electromagnetic survey of the claims. The laying out of a grid and line cutting involves the physical cutting of the underbrush and overlay to establish an actual grid on the ground whereby items can be related one to another more easily and with greater accuracy. When we map, we essentially generate a drawing of the physical features of the land we are interested in as well as a depiction of what may have been found in relation to the boundaries of the property. So we will actually draw a scale map of the area and make notes on it as to the location where anything was found that was of interest or not.

Geophysical surveying involves the measurement of various physical properties of the rocks at the site as well as interpreting that information in terms of the structure and nature of the rock. The geologist will take different surface and airborne measurements of the various physical properties of the rocks and interpret the results in terms of what we are seeking. These methods include magnetic, electrical and seismic measurements. Our engineers will then interpret all the data obtained, plot it on the map we have generated and provide their best estimate of the chances of finding gold and what additional efforts we must undertake in a follow-up phase.

Magnetometer and VLF-EM, 'very low frequency electromagnetic surveys', will be used as an aid to mapping and structural interpretation and may assist in locating mineralization and serve to assist in the delineation of the various physical properties of the rock which can be used as pointers towards whether gold mineralization may be present or not. Anomalies will be evaluated closely and diamond drilled to help in determining their economic potential.

After we re-establishing a 1991 base line grid ( with 75 feet stations and cross lines run every 150 feet for 300 feet each side of the baseline) we will conduct a ground level electromagnetic survey over the grid with readings taken every 75 feet along the lines. We will also do further rock and geochemical sampling of those areas determined by the geological and EM surveys. This will entail taking soil and rock samples from the claim to a laboratory where a determination of the elemental make up of the sample and the exact concentrations of gold, silver, lead and other indicator minerals will be made. We will then compare the relative concentrations of gold, silver, lead and other indicator minerals in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance. We expect the costs of this work to total approximately $25,000.

If an apparent mineralized zone is identified and narrowed down to a specific area by the Phase I work, in Phase II, at an estimated cost of a further
$50,000, we expect to employ minor trenching, and/or diamond drilling, of the area to test the apparent mineralized zones. Trench and rock samples as well as diamond drilled samples would be tested, by assay, for traces of gold, silver, lead, copper, zinc, iron and other minerals; however, our primary focus is the search for gold and silver.

The work is phased in such a manner as to allow decision points to ensure that future work has a value and will provide better or additional information as to the viability of the claim. By utilizing a multi-phase work program, at the end of each phase a decision can be made as to whether the phase has provided the necessary information to increase the viability of the project. If the information obtained as a result of any phase indicates that there is no increased probability of finding an economically viable deposit at the end of the project, a determination would be made that the work should cease at that point. This is a standard procedure in the industry prior to the commitment of additional funding to move a project forward to the next phase of exploration and/or development.

Since the Standard Claim is located at an elevation of over 5,800 feet and is subject to cold winters with significant snowfall accumulations, even if funding were available, no work could be undertaken on our property until Spring/ Summer 2006.

Our ability to raise additional funds might be limited. If we are unable to raise the necessary funds, we would be required to suspend Standard's operations and liquidate our company. See Risk Factors 1, 3 and 7 on pages 5, 5 and 6 respectively.

We will focus available working capital on the exploration of this property as well as the review of other mineral exploration properties for potential acquisition.

There are no permanent facilities, plants, building or equipment on the property.

COMPETITIVE  FACTORS

The gold mining industry is highly fragmented. We are competing with many other exploration companies looking for gold. We are among the smallest exploration companies in existence and are an infinitely small participant in the gold mining business which is the cornerstone of the founding and early stage development of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our claims. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will likely be able to sell any gold that we are able to recover.

REGULATIONS

Our proposed mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for locating claims, posting claims, working claims and reporting work performed. We are also subject to the British Columbia Mineral Exploration Code which indicates to a company where it can explore for minerals. We must comply with these government laws in order to operate our business. Complying with these rules will not adversely affect our operations. These Acts will not have any material impact on our business or operations. We will comply with these Acts as noted below.

- Establishing a grid to take soil and rock samples does not require approval from the provincial government. When the work is completed, we will be required to complete a "Statement of Work, Cash Payment and Rental" form and submit it to the Ministry along with a filing fee of $150. The work recorded on this form will maintain the Standard Claim in good standing for a further twelve months.

- When undertaking either a trenching or drilling program, we will be required to complete a "Notice of Work" form indicating the work to be undertaken by us on the Standard Claim. At the same time, we will have to complete and file with the Ministry a "Reclamation Permit" and a "Safekeeping Agreement" to ensure that subsequent to the completion of our program that we leave the area in roughly the same state it was previously.

- If we wish to cut any trees on the Standard Claim we will have to apply for a "License to Cut" under the Forestry Ministry. The cost of applying for this license is approximately $150.

- Our exploration work will have to be done in accordance with the "Mineral Exploration Code - Part II - Health, Safety and Reclamation Code of Mines".

- While exploring the Standard Claim, we will have to adhere to the requirements of the "Fire Protection and Suppression Regulations of Forest Practice Codes" of British Columbia which related to open fires, use of stoves, use of explosives and what to do during forest closures.

     We are continually subject to environmental regulations by the federal and provincial governments of Canada. The environment is a "shared" power between the Federal and Provincial governments of Canada. In regard to provincial laws, we must provide prior notice and a description of the planned exploration work before commencement of the work. Work that involves mechanized activities, such as airborne geological surveys, off road vehicles and drilling, cannot commence until the plan has been received by the Department of Natural Resources and Exploration for approval. Compliance with provincial laws should not have a material adverse effect on us. However, without provincial approval, we may be unable to undertake our exploration activities on the Standard Claim.

     The Federal Government does not take an active part in environmental issues in the mining industry unless a salmon spawning river is in danger. This is not the case with the Standard Claim. Local governmental agencies do not become involved with environmental issues since they rely upon the Provincial Government to ensure regulations are adhered to.

     It is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our future exploration operations; costs associated with minimizing surface impact; water treatment and protection; reclamation activities, including rehabilitation of various sites; on-going efforts at alleviating the mining impact of wildlife; and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that these costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration on the Standard Claim.

EMPLOYEES

Initially, we intend to use the services of subcontractors for manual labor exploration work on our claims and an engineer or geologist to manage the exploration program. At present, we have no employees as such although each of our officers and directors works for the Company on a part time basis. None of our officers and directors has an employment agreement with us. We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employee.

We intend to hire geologists, engineers and other subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of them although it is our intention to retain Mr. Timmin's as senior geological consultant. We do not intend to initiate negotiations or hire anyone unless and until we have the funds necessary to commence exploration activities.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, pre-exploration stage company and have not yet generated or realized any revenues from our exploration activities.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the Standard Claim. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in Standard. We must raise cash to implement our planned exploration program and stay in business.

To meet our need for cash we must raise additional capital. We will attempt to raise additional money through a private placement, public offering or through loans. We have discussed this matter with our officers and directors. However, our officers and directors are unwilling to make any commitments to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash. We require additional cash to continue operations. If we cannot raise it we will have to abandon our planned exploration activities until we do raise additional cash.

We estimate we will require $40,348 in cash over the next twelve months, assuming no exploration work (beyond work necessary to maintain our interest in the Standard Claim) is undertaken in the coming year. For a detailed breakdown see in "Liquidity and Capital Reserves", page 23.

Our exploration program is explained in as much detail as possible in the "Business" section of this prospectus. We have no plant or significant equipment to sell, nor are we going to buy any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the land.

We may attempt to interest other companies to undertake exploration work on the Standard Claim through joint venture arrangement or even the sale of part of the Standard Claim. Neither of these avenues has been pursued as of the date of this prospectus.

Since we do not presently have the requisite funds, we are unable to complete any phase of exploration until we raise more money or try to find a joint venture partner to complete the exploration work. If we cannot find a joint venture partner and do not raise more money, we will be unable to complete Phase I of the exploration program recommended by our independent professional engineer If we are unable to finance exploration activities, we do not know what we will do and we do not have any plans to do anything else.

We do not intend to hire any employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

LIMITED  OPERATING  HISTORY;  NEED  FOR  ADDITIONAL  CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance as a exploration corporation. We are a pre-exploration stage company and have not generated any revenues from our exploration activities. Further, we have not generated any revenues since our formation in 1998. We cannot guarantee we will be successful in our exploration activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must invest into the exploration of our property before we start production of any minerals we may find. We must seek obtain equity or debt financing to provide for the capital required to implement our exploration phases.

We have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to commence, continue, develop or expand our exploration activities. Even if available, equity financing could result in additional dilution to existing shareholders.

CRITICAL  ACCOUNTING  POLICIES

Our discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our intended exploration activities are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable exploration activity or income from its investments. As of October 31, 2005, we have not generated revenues, and have experienced negative cash flow from minimal exploration activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

OVERVIEW

Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred net losses from operations for the years ended August 31, 2005 and August 31, 2004 and for the period from the inception of our business on September 24, 1998 to August 31, 2005 of $13,105, $24,180 and $105,389 respectively. We did not earn any revenues during the years ended August 31, 2005 and August 31, 2004

Our financial statements included in this prospectus have been prepared without any adjustments that would be necessary if we become unable to continue as a going concern and are therefore required to realize upon our assets and discharge our liabilities in other than the normal course of operations.

OUR  PLANNED  EXPLORATION  PROGRAM

We must conduct exploration to determine what amounts of minerals exist on the Standard Claim and if such minerals can be economically extracted and profitably processed.

Our planned exploration program is designed to efficiently explore and evaluate our property.

Our anticipated exploration costs over the next twelve months on the Standard Claim are $25,000.

LIQUIDITY  AND  CAPITAL  RESOURCES

Since inception we have raised the capital through private placements of common stock as follows:

As of August 31, 2005 our total assets were $103 and our total liabilities were $73,042

Subsequent to August 31, 2005 we closed a private placement in the amount of $49,500, the proceeds of which are being used to pay expenses of this offering, accounts payable and provide working capital. As of October 31, 2004 we have cash reserves of $17,756 and unpaid accounts payable of $41,268 including $28,402 to related parties

Excluding the $25,000 in anticipated exploration costs noted above, our non-elective expenses over the next twelve months, are expected to be as follows:

     Accounting  and  auditing         (i)                  $   7,050
     Annual  general  meeting         (ii)                      1,000
     Bank  charges                                                100
     Consulting                      (iii)                      2,500
     Edgar  filing  fees              (iv)                        800
     Franchise taxes and annual fee    (v)                        275
     Office  expenses                 (vi)                        500
     Transfer  agent                 (vii)                      1,200
                                                               ------
                       Sub-Total                               13,425
     Accounts  payable              (viii)                     26,923
                                                              -------
          Cash  requirements  over  next  12  months        $  40,348
                                                               ======

(i) The preparation and finalization of the financial statements required are estimated as follows:





      Form Type                  Auditors     Accountant     Total
     -----------                 ---------    -----------    ------
Form 10Q-SB-Nov. 30, 2005        $   500       $   750    $  1,250
Form10Q-SB-Feb. 28, 2006.            500           750       1,250
Form 10Q-SB-May 31, 2006.            500           750       1,250
Form 10K-SB-Aug. 31, 2006          2,100         1,200       3,300
                                 -------        -------     ------
                                 $ 3,600       $ 3,450    $  7,050
                                 =======       =======      ======




(ii) It is estimated the annual meeting of stockholders to be held on November 18, 2005 will cost approximately $1,000 which includes mailing costs, rental of a meeting room and miscellaneous charges.

(iii) The Company has hired an independent third party to prepare this prospectus at a cost of $10,000. To date, advances of $7,500 have been made. The legal fees incurred in obtain an opinion letter from Conrad C. Lysiak, attorney-at-law, has been paid prior to October 31, 2005 in the amount of $2,500.

(iv) It is estimated Edgar filing fees will be $150 for each Form 10Q-SB and $350 for the Form 10K-SB.

(v) Payment of annual Franchise taxes to the State of Delaware are estimated at $100 and to The Company Corporation for acting as our registered agent in Delaware is $175.

(vi) Represents printing of this registration statement for submission to the SEC, courier costs and miscellaneous office costs.

(vii) Annual fee payable to Nevada Agency & Trust Company to act as transfer agent for the Company is $1,200.

(viii)) Accounts payable to third parties as at August 31, 2005, as shown on the attached audited financial statements, is $44,639. Certain accounts payable have been paid subsequent to the year end, therefore the above balance has been determined as follows:

  Accounts payable - third party creditors -
         August 31, 2005                               $ 44,639
     Deduct payments made from private placement:
          Independent auditors                           10,500
          Office  expenses                                  611
          Exploration  expenses                           2,605
          Transfer  agent                                  4,000        17,716
                                                        --------
               Accounts payable outstanding                           $ 26,923
                                                                        ======

Our future operations are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable operations or income from its investments. As of June 30, 2003, we have not generated revenues, and have experienced negative cash flow from operations. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

YEAR  ENDED  AUGUST  31,  2005

We incurred a net loss of $13,105 (2004: $24,180) for the year ended August 31, 2005, resulting in a loss per share of $0.01 (2004: $0.02). The loss was attributable to operating expenses of $13,105 (2004: $24,180).
An analysis of the nature, amounts and changes in our expenses for the three years ended August 31, 2005 follows:



                                                                                          FROM INCEPTION
                                                 AUGUST 31,     AUGUST 31,   AUGUST 31,          TO
       EXPENSE                                      2005           2004         2003      AUGUST 31, 2005
  ----------------                              ------------   -----------  -----------  ----------------
Accounting and audit           (i) . . . . .     $  7,050      $  6,700      $  5,900      $   37,950
Annual general meeting        (ii) . . . . . .          -         1,551             -           1,551
Bank charges and interest. . . . . . . . . .           75            80            97           1,601
Consulting fees              (iii) . . .                -         2,500             -           2,500
Edgar filing fees             (iv). . . .           1,150         1,140           900           6,179
Filing fees                    (v). .                 259           404           463           1,126
Geological report             (vi). . . . .             -         1,000             -           2,780
Incorporation costs. . . . . . . . . . . . .            -             -             -             255
Legal fees . . . . . . . . . . . . . . . . .            -             -             -             487
Management fees              (vii). . . . .         2,400         2,400         2,400          16,800
Miscellaneous. . . . . . . . . . . . . . . .            -            60           628           1,600
Office expenses. . . . . . . . . . . . . . .           26           564           136           1,115
Rent                        (viii)                  1,200         1,200         1,200           8,400
Staking and exploration       (ix) . . . . . .      3,070         1,333         2,529           9,856
Telephone                      (x). . .               600           600           600           4,200
Transfer agent                (xi). . . .          (2,725)        2,189         1,829           6,530
Travel and entertainment . . . . . . . . . .            -         2,459             -           2,459
                                                 ---------     --------       --------       --------
                                                 $  13,105     $ 24,180     $  16,219      $  105,389
                                                  ========  ===========      =========      =========


(i) Accounting and audit fees for preparation and review or examination of the financial statements to be filed on Edgar with the SEC.

(ii) On February 20, 2004 the Company held its first Annual General Meeting of Stockholders.

(iii)  Preparation of various Form 8-K, Form 3 and 4 on behalf of the directors.

(iv) Charges for Edgarizing Forms 10K-SB and Form 10Q-SB which have been accrued in the accounts as a period cost.

(v) Filings fees were paid to The Company Corporation to act as registered agent in the State of Delaware for the Company and for annual franchise taxes payable to the State of Delaware.

(vi) In 2004 William Timmins prepared a geological report on the Standard Claim in order to reflect the work undertaken during the last several years. In May 1999, the Company had a geological report prepared by Calvin Church, professional geologist.

(vii) The Company does not pay its officers and directors a fee for their services. Nevertheless, management realizes there is a cost associated with the services provided by its directors and officers and accrues $200 per month to reflect this. The expense is debited with an offsetting credit to "Capital in Excess of Par Value". This amount will never be paid in cash or shares.

(viii) Similar to management fees noted in (vii) above, the Company does not have its own office premises since it uses the personal residence of Del Thachuk. It does not pay any money to Del Thachuk for the use of space in his residence. Nevertheless, the directors realize there is a cost associated with having office space and have accrued $100 per month to reflect this expense. The credit is to "Capital in Excess of Par Value". The amount will never be paid in cash or shares

(ix) Staking and exploration represents the money spent on maintaining the Standard claim in good standing each year. In 2004, the Company did not do work on the Standard claim but did acquire PAC credits from a third party which maintained the Standard in good standing for a further twelve months. PAC credits result from exploration activities being undertaken by a company which has sufficient credit to apply to their claims to maintain them in good standing for a maximum of ten years; the longest period of time allowable for exploration expenses to be carried forward. The expenses not used by a company can be placed into a PAC account and used either for future properties they acquire to can be sold to other exploration companies. Normally, a company wishing to purchase PAC credits can do so at thirty cents or less on the dollar. The Company decided to purchase the PAC credits due to not being able to explore the Standard claims due to winter conditions at the time.

(x) The Company does not have its own telephone number and uses the telephone number of Del Thachuk. Similar to management fees and rent note above, the Company accrued telephone expense and credits this expense to "Capital in Excess of Par Value".

(xi) Nevada Agency & Trust Company charges $1,200 each year to act as transfer agent for the Company. The Company did not pay them for a number of years and it was agreed funds from the private placement be used to settle the account in full at an agreed upon price of $4,000. This adjustment, even though incurred subsequent to August 31, 2005, has been reflected in the current period.

BALANCE  SHEETS

Total cash and cash equivalents, as at August 31, 2005 and 2004, was respectively, $103 and $68. Our working capital deficit, as at August 31, 2005, and 2004, were respectively, $(72,939)) and $(64,034).

The increase in our working capital deficit between August 31, 2005 and 2004 was attributable to an increase in amounts owed to third party creditors in the amount of $3,240 relating mainly to fees due to the independent auditor and the internal accountant; money contributed by the directors in the amount of $5,700 with an offsetting increase in cash in the amount of $35 for a total increase in the negative working capital position of $8,905. No revenue was generated during these periods.

Total shareholders' deficiency as at August 31, 2005 and 2004 was respectively, $(72,939) and $(59,834). Total shares outstanding as at both August 31, 2005 and 2004 was 1,295,000.

As  of  October  31, 2005 share capital outstanding was 2,285,000 common shares.



                                   MANAGEMENT

Officers  and  Directors

Each of our Directors serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating or compensation committees.

The name, address, age and position of our officers and directors is set forth below:






     NAME AND
      ADDRESS                         POSITION(S)            AGE
-----------------                    -------------           ---

E. Del Thachuk                    Chief Executive             69
Surrey, B.C., Canada . . . . . .  Officer, President
                                  and Director (1)

Gordon Brooke. . . . . . . . . .  Chief Financial Officer,    61
Mississauga, Ontario . . . . . .  Chief Accounting
Canada . . . . . . . . . . . . .  Officer and Director (2)

Maryanne Thachuk                  Secretary-Treasurer  (3)    68
Surrey, B.C. Canada


(1) Del Thachuk became a director on September 25, 1998 and was appointed on the same day as Chief Executive Officer and President.

(2) Gordon Brooke became a director on February 20, 2004 and was appointed on the same day as Chief Accounting Officer. On June 25, 2005, he was appointed Chief Financial Officer with resignation of Alexander J. Ibsen.

(3)  Maryanne  Thachuk  was  appointed Secretary Treasurer on November 20, 1998.

The percentage of common shares beneficially owned, directly or indirectly, or over which control or direction are exercised by the directors and officers of our Company, collectively, is approximately 11.82% of the total issued and outstanding shares.

None of our directors or officers has professional or technical accreditation in the mining business other than Del Thachuk who was for a number of years involved in a placer mining operation - refer to Del Thachuk's background below.

BACKGROUND  OF  OFFICERS  AND  DIRECTORS

DEL THACHUK has been the President and Director of the Company since its inception. Del graduated from the Victoria Composite High School in Edmonton, Alberta before spending nine months articling as a Chartered Accountant student; but did not complete the course requirements. Subsequently, he worked for two years for the City of Edmonton as a surveyor before entering professional football for four years. Del was a player for London Lords in London, Ontario and then was hired by the Edmonton Eskimos. From 1962 to 1969, he was owner and president of Civic Tire & Battery Ltd. located in Olds, Alberta. His company owned three tire shops and was in partnership with an additional two. Subsequent to the sale of his company he became a contractor for a short period of time during which time he built and sold five houses and approximately thirty pre-fab. homes. In 1971, Del commenced mining a placer gold properly he owned in Atlin, British Columbia. During the fifteen years he mined his placer property he extracted in excess of 30,000 ounces of gold. With the sale of the placer property, Del, over the next five years, entered into various mining ventures in Nevada, Washington State and British Columbia. During the same period of time, he was president of Red Fox Minerals Ltd., a company listed on the former Vancouver Stock Exchange. In 1991, he became part owner and general manager of Koken Sand & Gravel which employed 36 employees and in its third year of operations had in excess of CDN $6,000,000 in sales. In 1994, Mr. Thachuk became a consultant for various companies until 1997 when he acquired and became president of a Mine-A-Max Corporation, a company trading on the OTCBB (currently under the name of Peabodys Coffee Inc.). He is no longer associated with Peabodys Coffee Inc. For the past five years, Del has been investigating various business opportunities and assisting individuals in start-up situations. In 2001, he became the president and a director of Info-Pro Technology Systems Inc.; a company developing business manuals for sale directly to the public or on the internet. To date, no sales have been made but the product is now fully developed.

GORDON BROOKE attended Westwood School Secondary School in Paddington, London, England before becoming an articled clerk in 1961 with Roberts White and Company, Chartered Accountants. In 1967, he continued his articles with FF Sharles & Company, Chartered Accountants, as audit manager and supervisor of audits which entailed general audit, accounting, financial statement presentation for small public companies, including such companies as a dairy, a trade stamp company, automobile dealerships, financing companies, engineering, retailer, wholesalers, barristers and solicitors, antique dealers and clothing manufacturers. He had total responsibility for the audit of Michael Manufacturing Limited, a public trading company. This entailed the preparation of all information in the year-end financial statements and all printed matters for exchange filing and information to be distributed to the shareholders. In 1969, he qualified as a Chartered Accountant for England and Wales and immigrated to Canada where he accepted a position with Deloitte, Haskins and Sells, Chartered Accountants, in Toronto, Canada. His responsibilities included being an audit supervisor for mainly small and large business clients which included such firms as Wickett & Craig- tanners, Canada Dry Inc. - soft drinks, Chromalox Canada - heating systems, Northern Pigments - paints, to name a few. In 1972, he accepted a position as assistant to the chief Financial Officer of

Candeco Management Inc. of Toronto where his responsibilities included preparation of monthly and annual financial reporting packages for all subsidiaries including corporate tax returns, preparation of all required audit working papers and complete audit files for all subsidiaries, responsibilities for internal control systems for all operating subsidiaries. In 1974, he became assistant to the chief Financial Officer of Canadian Chromalox Ltd. in Toronto where he undertook the controller functions from time to time and subsequently became the Ant-Inflation Officer for Canadian Chromalox's group of companies where he was responsible for all price increase application to Ottawa. In 1977, with the end of the Anti-Inflation legislation he became an independent financial consultant where he offered the following services: accounting, financial statement presentation, business plans, personal and corporate taxation services, corporate reorganizations and restructurings, prospectus preparation and analysis and public offering advice and service. His client base consisted of such companies as Spectra Anodizing Inc. - anodizing services, Security Mirror Ltd. - mirror manufacturer, Arco Prime Steel Inc. -steel fabricator and many other small businesses as well as a continuing relationship with Canadian Chromalox and its subsidiaries. During this same period of time, Gordon Brooke either owned or was a working shareholder in the following business: Black Swan Investments Inc. 30% shareholder in a pub in Toronto, Octagon Industries Inc. 10% shareholder in a signage company, Reybrooke Housewares - 100% owner in a company licensed with a United Kingdom company for PVC extrusions, Beaver Hill Farm Inc. - 33.3% owner of this company which was a producer of fresh herbs grown under light and sold to over 200 retail outlets in southern Ontario. In 1997 he became financial consultant to Confectionately Yours Inc. a Toronto based company specializing in large fresh baked goods and cereal bar manufacturer. His responsibilities were to serve as an interim controller and prepare business plans. In 1998, he became the unofficial Chief Financial Officer of the company until it was sold in December 2000. From 2001 to the present, he has worked for Snack Crafters Inc. in Toronto as a financial consultant. His responsibilities include preparation of business plans, servicing as an interim accountant providing accounting services, preparation of financial statements on a non-audit basis, corporate tax returns and assisting the company in its reorganization and restructuring.

MARYANNE L. THACHUK, has been Secretary Treasurer of our company since its inception. She graduated from Jasper Place Senior High in Edmonton in 1954 and then obtained a Certified Secretarial Diploma from McTavish Business College.
From 1956 to 1960, Maryanne worked for CJCA Broadcasting Station in Edmonton reporting on court cases, sport related events and other news issues. She served as assistant to the Sports and News Director. In 1960, she moved to Vancouver and was employed as a Private Secretary to the President of Dueck Motors. In 1962, she moved back to Alberta where she was trained as an In-Service Social Worker with the Alberta Government Department of Public & Child Welfare. In 1964, Maryanne moved back to the Vancouver as the Private Secretary of the President of Lindal Cedar Homes. From 1965 to 1988, she worked part time for the President of Delmor Enterprises before becoming one of its directors. In 1988, she became the Personal Secretary to the Board Chairman of the Culinary Foods Division for Canadian Airline. Since 1990, she has been working for the B.C. Government Department of Education (Surrey School District #36) where she has received specialized training in finance and administration. She retired in 2001.

None of our officers and directors work full time for our company. Del Thachuk spends approximately 15 hours a month on administrative and accounting matters. It is anticipated Del will spend more time on Standard's businesses, approximately 35 hours a month, during the next year as and when Standard becomes more active in our exploration activities. As Secretary Treasurer, Maryanne Thachuk has spent approximately 5 to 10 hours per month on corporate matters. With recent preparation and convening of our 2005 Annual General Meeting of Stockholders, Maryanne's hour increased and it is anticipated that she will devote approximately 25 hours per month to the activities of our company in the foreseeable future. Similarly Gordon Brooke has spent minimal time on the affairs of the Company. However, since the Company intends to seek a quotation on the OTCBB in the near future it is anticipated that Gordon Brooke will be spending approximately 25 hours per month on Standard's affairs, primarily related to accounting matters.

Our Directors and Officers are not directors of another company registered under the Securities and Exchange Act of 1934 other than Del Thachuk who was a director and officer of Mine A Max Corporation (now named Peabodys Coffee Inc.) and The Zeballos Mining Company (now named Y3K Secure Enterprise Software Inc.). He is no longer a director or officer of either of these two companies and has not been for a number of years.

BOARD  OF  DIRECTORS

There were no meetings of the Board of Directors in the fiscal year ended August 31, 2005. Since August 31, 2005 our Board has held one meeting and our Audit Committee held one meeting

The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company's accounting and reporting processes and the audits of the Company's financial statements.

The Audit Committee is presently composed of two persons, being Del Thachuk and Gordon Brooke t, each of whom are considered independent under Rule 10A-3 of the Exchange Act. Mr. Brooke serves as the Chairman of the Audit Committee. The Board has determined that Mr. Brooke is an "audit committee financial expert" as defined in Item 401 of Regulation S-B.

Apart  from  the  Audit  Committee,  the  Company has no other Board committees.


CONFLICTS  OF  INTEREST

While none of our officers and directors is a director or officer of any other company involved in the mining industry there can be no assurance such involvement will not occur in the future. Such involvement could create a conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to Standard and its shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board of Directors adopted, on March 5, 2004, a Code of Business Conduct and Ethics. Standard's Code of Business Conduct and Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of Standard and its officers and directors to its shareholders, employees, customers, lenders and other stakeholders. Our Code of Business Conduct and Ethics addresses general business ethical principles, conflicts of interest, special ethical obligations for employees with financial reporting responsibilities, insider trading rules, reporting of any unlawful or unethical conduct, political contributions and other relevant issues.

SIGNIFICANT  EMPLOYEES

We have no paid employees as such. Our Officers and Directors fulfill many functions that would otherwise require Standard to hire employees or outside consultants. We might have to engage the services of certain consultants to assist in the exploration of the Standard Claim. These individuals will be responsible for the completion of the geological work on our claim and, therefore, will be an integral part of our operations although they will not be considered employees either on a full time or part time basis. This is because our exploration programs will not last more than a few weeks and once completed these individuals will no longer be required. We have not identified any individual who would work as a consultant for us.

FAMILY  RELATIONSHIPS

Del and Maryanne Thachuk are husband and wife. They are unrelated to Gordon Brooke.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

To the knowledge of the Company, during the past five years, none of our directors or executive officers :

(1) has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging  in  any  type  of  business  practice;  or

(iii) engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities;

(5) was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.


                             EXECUTIVE COMPENSATION

We have not paid any executive compensation during the years since inception as can be noted from the following summary:

                           SUMMARY COMPENSATION TABLE

                                             Long Term Compensation (US Dollars)
                                             -----------------------------------
                     Annual  Compensation     Awards               Payouts
                      --------------------    ------               -------




    (a)                   (b)      (c)     (e)      (f)      (g)     (h)     (i)

                                          Other  Restricted                All other
                                          annual   stock    Options/ LTIP    compen-
Name and Princi- . . . . . . .          .  Comp.   awards     SAR   payouts  sation
pal position . . . . . .  Year   Salary    ($)      ($)       (#)     ($)      ($)
---------------          -----   -------  ------  --------  --------  ----   ------

Del Thachuk               1998-   -0-      -0-      -0-       -0-    -0-       -0-
Chief Executive           2005
Officer, President.
and Director

Gordon Brooke             2004-    -0-     -0-      -0-       -0-    -0-       -0-
Chief Financial Officer,  2008
Chief Accounting Officer
And Director

Alexander Ibsen           2003-    -0-     -0-      -0-       -0-    -0-       -0-
Former Chief              2004
Financial Officer, and Director

Maryanne Thachuk . . .    1998      0-     -0-      -0-       -0-    -0-       -0-
Secretary Treasurer. .    2005

COMPENSATION  OF  DIRECTORS

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

However, we currently have a Stock Option Plan permitting the granting of options to purchase up to 5,000,000 shares of Standard's common stock as approved and adopted by the shareholders at the first Annual General Meeting of stockholders held on February 20, 2004. The purpose of the plan is to attract, retain and compensate highly qualified individuals, both employees and non-employees for service as members of the Board of Directors, as members of the management team and as external advisors , by providing them with competitive compensation and an ownership interest in our common stock.

The plan has a term of 5 years from February 20, 2004. The plan is administered by Standard's Board of Directors which has the sole authority to determine which eligible person shall receive options and the terms and provisions of the options granted. Eligible persons are directors and employees as well as advisors or consultants to the Company who may not be employees of the Company (or a parent or subsidiary of the Company). Under the plan both Incentive Stock Options and Nonqualified Stock Options may be granted. The Board has the discretion to set the exercise price of options granted under the plan provided it is not less than the 'fair market value' of Standard's common stock on the date of the grant; and further provided that the exercise price per share for each incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of Standard cannot be less than 110% of 'fair market value' on the date of the grant. The term of options may not exceed 10 years. The aggregate 'fair market value', as of the date of the grant, of the stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, shall not exceed $100,000. The Board has broad discretion as to the other terms and conditions upon which options are granted, including vesting, which may be immediate.

While it is contemplated that we may grant stock options to our directors in the future, none have been granted as of the date of this Prospectus.

ACTIVITIES  SINCE  INCEPTION

Our President identified the Standard claim, incorporated our company, commissioned two separate geological reports on the Standard Claim, obtained the assistance of professionals as needed, identified potential investors to contribute the initial "seed capital", coordinated various filing requirements. He organized and held the first Annual General Meeting of Stockholders, prepared and identified investors to participate in the private placement in September 2005, assisted in the preparation of this prospectus and all other matters normally performed by an executive officer, without any compensation. We gave recognition to this fact in the financial statements for the period ended August 31, 2005 by expensing $2,400 for services rendered by Del and crediting Capital Contribution in Excess of Par Value (since inception a total amount of $16,800).

INDEMNIFICATION

Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the person liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

- for any breach of a director's duty of loyalty to the corporation or its stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

- for any transaction from which a director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporation are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.

The Articles of Incorporation contain provisions which, in substance, eliminate the personal liability of the Board of Directors and officers our company and its shareholders from monetary damages for breach of fiduciary duties as directors to the extent permitted by Delaware law. By virtue of these provisions, and under current Delaware law, a director of our company will not be personally liable for monetary damages for breach of fiduciary duty, except liability for:

a.   breach  of  his  duties  of  loyalty to our company or to our shareholders;

b. acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

c. dividends or stock repurchase or redemptions that are unlawful under Delaware law; and

d. any transactions from which he or she receives an improper personal benefit.

These provisions pertain only to breaches of duty by individuals solely in the capacity as directors, and not in any other corporate capacity, such as an officer, and limit liability only for breaches of fiduciary duties under Delaware law and not for violations of other laws (such as Federal securities laws). As a result of these indemnifications provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their duties, although it maybe possible to obtain injunctive or other equitable relief with respect to such actions.

The inclusion of these indemnification provisions in our company's By-laws may have the effect of reducing the likelihood of derivation litigation against directors, and may discourage or deter shareholders or management from bringing lawsuit action, if successful, might otherwise benefit our company or our shareholders.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as at October 31, 2005, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.





TITLE OR          NAME AND ADDRESS OF              AMOUNT OF           PERCENT OF
  CLASS           BENEFICIAL OWNER (1)       BENEFICIAL OWNERSHIP (2)     CLASS
---------         ----------------------     ------------------------   -----------
Common            Del Thachuk                     200,000                  8.75%
  Stock           2429 - 128th Street
                  Surrey, British Columbia
        . . .  .  Canada, V4A 3W2

Common            Gordon Brooke                    50,000                  2.2%
  Stock           115 Angelene Street
   . . . . . . .  Mississauga, Ontario
   . . . . . . .  Canada, L5G 1X1

Common            Maryanne Thachuk                 20,000                  0.87%
  Stock           2429 - 128th Street
     . . . . . .  Surrey, British Columbia
    .  . . . . .  Canada, V4A 3W2

Common . . . . .  Directors and Officers          270,000                 11.82%
  Stock. . . . .  as a group




(1) Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2) Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be required in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons. None of our officers or directors has options, warrants, rights or conversion privileges outstanding.

FUTURE  SALES  BY  EXISTING  SHAREHOLDERS

As of October 31, 2005 there are a total of 2,285,000 shares of our common stock are issued and outstanding. Of these 1,195,000, being 52.3%, are freely tradeable and 1,090,000, the remaining 47.7%, are 'restricted shares' as defined in Rule 144 of the Securities Act of 1933. Under this prospectus, we are qualifying for trading 855,000 restricted shares, being 37.4% of our issued shares leaving 235,000, 10.3% of our shares, as 'restricted shares' under Rule 144:
               Del  Thachuk                    180,000 shares
               Gordon  Brooke                   40,000 shares
               Maryanne  Thachuk                15,000 shares
                                              --------
               Total  restricted  shares       235,000 shares
                                               =======
Under Rule 144restricted shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Standard does not have any securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act other than as disclosed in this prospectus.

                            DESCRIPTION OF SECURITIES

Our authorized capital consists of 200,000,000 shares of common stock, par value $0.001 per share, of which 2,285,000 shares are presently issued.

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs our Company; and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all Meetings of the shareholders.

The shareholders are not entitled to preference as to dividends or interest; preemptive rights to purchase in new issues of shares; preference upon liquidation; or any other special rights or preferences.

In  addition,  the shares are not convertible into any other securities.   There
are no restrictions on dividends under any loan or other financing arrangements.

NON-CUMULATIVE  VOTING.

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

DIVIDEND  POLICY

As of the date of this prospectus we have not paid any cash dividends to stockholders. The declaration of any future cash dividends will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future.

CHANGE  IN  CONTROL  OF  OUR  COMPANY

We  do  not  know of any arrangements which might result in a change in control.

Our company is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of transaction in which the person became an interested stockholder unless:

- prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

- the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

- the business combination is approved by the Board of Directors and by at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interest stockholder) at a Meeting of Stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the company's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

TRANSFER  AGENT

We have engaged the service of The Nevada Agency & Trust Company, Suite 880 - 50 West Liberty Street, Reno, Nevada, USA, 89501, to act as transfer and registrar.

DEBT  SECURITIES  AND  OTHER  SECURITIES

There are no debt securities outstanding or other securities other than $ 28,403 owed to Del Thachuk as at August 31, 2005. The amount due to Del Thachuk bears no interest rate or has no fixed term of repayment.

In addition, our directors-officers have made contributions to capital of $29,400 in the form of expense paid for the Company.

MARKET  INFORMATION

Our shares are not traded on any public market but it is our intention to find a market maker who will make an application to the NASD to have our shares accepted for trading on the OTCBB. At the present time, there is no established market for the shares of Standard. There is no assurance an application to the NASD will be approved. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC; being as a minimum Forms 10Q-SB and 10K-SB. Market makers will not be permitted to begin quotation of a security whose issuer does not meet these filing requirements. Securities already quoted on the OTCBB that become delinquent in their required filings will be moved following a 30 or 60 day grace period if they do not make their filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

With a lack of liquidity in our common stock, trading prices might be volatile with wide fluctuations. This assumes that there will be a secondary market at all. Things that could cause wide fluctuations in our trading price of our stock could be due to one of the following or a combination of several of them:

-    our  variations  in  our  operation  results; either quarterly or annually;

- trading patterns and share prices in other exploration companies which our shareholders consider similar to ours;

-    the  exploration  results  on  the  Standard  Claim;  and

-    other  events  which  we  have  no  control  over.

     In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These wide fluctuations may adversely affect the trading price of our shares regardless of our future performance and that of Henley. In the past, following periods of volatility in the market price of a security, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether successful or not, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on our business, results of operations and financial conditions.

"PENNY  STOCK"  REQUIREMENTS

     Our common shares are not quoted on any stock exchange or quotation system in North America or elsewhere in the world. The SEC has adopted a rule that defines a "penny stock", for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- that a broker or dealer approve a person's account for transactions in penny stock; and

- that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     To approve a person's account transactions in penny stock, the broker or dealer must:

- obtain financial information and investment experience and objectives of the person; and

- make a reasonable determination that the transactions in penny stock are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

- sets forth the basis on which the broker or dealer made the suitability determination; and

- that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable by both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling shares and may cause the price of our shares to decline.

                              CERTAIN  TRANSACTIONS

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:
On  September  30,  2005  Standard  issued  to:

(i) our President and Director, Del Thachuk, 100,000 shares at the price of $0.05 per share for total consideration of $5,000. Mr Thachuk has qualified 20,000 of these shares for re-sale pursuant to this prospectus;

(ii) our Secretary-Treasurer, Maryanne Thachuk, 20,000 shares at the price of $0.05 per share for total consideration of $1,000. Mrs. Thahuk has qualified 5,000 of these shares for re-sale pursuant to this prospectus; and

(iii) to our director, Gordon Brooke, 50,000 shares at the price of $0.05 per share for total consideration of $2,500. Mr. Brooke has qualified these shares for re-sale pursuant to this prospectus

As at August 31, 2005, Del Thacahuk has advanced Standard $28,403. These advances are non interest bearing demand loans. In addition, management has made contributions to capital of $29,400 in the form of expenses paid for by the Company. This amount comprises $16,800 in management fees, $8,400 in rent and $4,200 in telephone from the date of inception to August 31, 2005.

                                       LITIGATION
We are not a party to any pending litigation and none is contemplated or threatened.

                          INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel referred to in the prospectus has any interest in Standard. No expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in Standard or was a promoter, underwriter, voting trustee, director, officer or employee of, or for, Standard. An "expert" is a person who is named as preparing or certifying all or part of our registration statement or a report or valuation for use in connection with the registration statement. "Counsel" is any counsel named in the prospectus as having given an opinion on the validity of the securities being registered or upon other legal matters concerning the registration or offering of the securities.

Our financial statements included in this prospectus have been audited by Madson & Associates, CPA's Inc of # 3- 684 East Vine, Murray, Utah, 84107, as set forth in their report included in this prospectus.

The geological report on the Standard Claim dated June 24, 2004 titled "Summary of Exploration On The Standard Property, Goldbridge, Lillooet Mining District, British Columbia", was authored by William Timmins, P. Eng., of Suite 1016, 470 Granville Street, Vancouver, British Columbia, V6C 1V5.
                                                            -
The legal opinion rendered by Conrad C. Lysiak, Esq., 601 West First Avenue, Suite 503, Spokane, Washington 99201, regarding the Common Stock of Standard registered on prospectus is as set forth in his opinion letter dated November 9, 2005.

             MARKET FOR COMMON SHARES & RELATED STOCKHOLDERS MATTERS

MARKET  INFORMATION

At  the  present  time,  there  is  no  established market price for our shares.

There are no common shares subject to outstanding options, warrants or securities convertible into common equity of our Company.

The  number  of  shares  subject  to  Rule  144 is 235,000.   Share certificates
representing  these  shares  have  the  appropriate  legend  affixed  on  them.

There are no shares being offered to the public other than indicated in this prospectus and no shares have been offered pursuant to an employee benefit plan or dividend reinvestment plan.

HOLDERS

Standard  has  43  shareholders  as  at  the  date  of  this  prospectus.


                             ADDITIONAL INFORMATION

     Standard  is  subject  to  the informational requirements of the Securities
Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     Standard has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Standard and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                               CHANGES  IN  ACCOUNTANTS

From inception until their dismissal on December 15, 2002 Standard's auditors were Andersen Andersen and Strong L.L. C., Certified Public Accountants. The change of auditor was occasioned by a re-organization and name change of Andersen Andersen and Strong L.L. C. Sellers &Anderson, LLC, Certified Public Accountants were appointed as their replacement, also effective December 15, 2002.

     During the three fiscal years ended August 31, 2002, 2001 and 2000 and through December 15, 2003: (i) we did not receive an adverse opinion or disclaimer of opinion from Andersen Andersen and Strong L.L. C but the audit reports for the years ended August 31, 2002, 2001 and 2000 contained an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern; (ii) their opinions were not qualified or modified as to uncertainty, audit scope or accounting principles, and (iii) there have been no disagreements with Andersen Andersen and Strong L.L. C on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Andersen Andersen and Strong L.L. C , would have caused them to make reference to the subject matter of the disagreement in their report. In particular, there were no "reportable events," as such term is defined in Item 304(a)(1)(iv) of Regulation S-B, during the three fiscal years ended August 31, 2002, 2001 and 2000 and through December 15, 2002.

Sellers & Anderson LLC., Certified Public Accountants were dismissed as our auditors on February 5, 2004 and were replaced, on that date, by our current auditors, Madsen & Associates, CPA'S Inc.

      During the fiscal year ended August 31, 2003 and through February 5, 2004: (i) we did not receive an adverse opinion or disclaimer of opinion from Sellers & Anderson LLC but the audit reports for the yeas ended August 31, 2003 contained an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern; (ii) their opinions were not qualified or modified as to uncertainty, audit scope or accounting principles, and (iii) there have been no disagreements with Sellers & Anderson LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Sellers & Anderson LLC., would have caused them to make reference to the subject matter of the disagreement in their report. In particular, there were no "reportable events," as such term is defined in Item 304(a)(1)(iv) of Regulation S-B, during the fiscal year ended August 31, 2003 and through February 5, 2004.


                              FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the financial statements will be audited by Independent Accountants.

Our audited financial statements for the year ended August 31, 2005 immediately follow:





AUGUST 31, 2005 FINANCIAL STATEMENTS                                      Page



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                     39

         Balance Sheet                                                      40
         Statement of Operations                                            41
         Statement of Changes In Stockholders' Equity                       42
         Statement of Cash Flows                                            43
         Notes to the Financial Statements                                  44


MADSEN & ASSOCIATES, CPA'S INC.                      684 East Vine Street, #3
----------------------------------
Certified Public Accountants and                          Murray, Utah, 84107
       Business  Consultants  Board                   Telephone  801-268-2632
                                                            Fax  801-262-3978

Board  of  Directors
Standard  Capital  Corporation
Vancouver  B.  C.  Canada

               REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Standard Capital Corporation (pre- exploration stage company) at August 31, 2005, and the statement of operations, stockholders' equity, and cash flows for the years ended August 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Standard Capital Corporation at August 31, 2005, and the results of operations, and cash flows for the years ended August 31, 2005 and 2004 and the period September 24, 1998 (date of inception) to August 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray,  Utah                         /s/  "Madsen  &  Associates,  CPA's  Inc."
October  16,  2005

                           STANDARD CAPITAL CORPORATION
                         (PRE-EXPLORATION STAGE COMPANY)

                                  BALANCE SHEET

                                 AUGUST 31, 2005






ASSETS
CURRENT ASSETS

    CASH. . . . . . . . . . . . . . . . . . . . . . . . . .  $     103
                                                              ---------

       TOTAL CURRENT ASSETS . . . . . . . . . . . . . . .  . $     103
                                                              =========


LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES

    ACCOUNTS PAYABLE - RELATED PARTY. . . . . . . . . . . .  $  28,403
    ACCOUNTS PAYABLE. . . . . . . . . . . . . . . . . . . .     44,639
                                                              ---------
                                                                73,042
                                                              ---------

STOCKHOLDERS' DEFICIENCY

    COMMON STOCK
         200,000,000 SHARES AUTHORIZED, AT $0.001 PAR VALUE
         1,295,000 SHARES ISSUED AND OUTSTANDING. . . . . .      1,295

    CAPITAL IN EXCESS OF PAR VALUE. . . . . . . . . . . . .     31,155

    DEFICIT ACCUMULATED DURING THE PRE-EXPLORATION STAGE. .   (105,389)
                                                             ----------

                TOTAL STOCKHOLDERS' DEFICIENCY. . . . . . .    (72,939)
                                                             ----------

                                                             $     103
                                                              =========



    The accompanying notes are an integral part of these financial statements

                          STANDARD CAPITAL CORPORATION
                         (PRE-EXPLORATION STAGE COMPANY)

                             STATEMENT OF OPERATIONS

           FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004 AND THE PERIOD
            SEPTEMBER 24, 1998 (DATE OF INCEPTION) TO AUGUST 31, 2005






                     AUG 31,       AUG 31,       SEPT 24, 1998
                      2005          2004        TO AUG 31, 2005
                   ---------      ---------    -----------------
REVENUES         $        -     $       -         $        -

EXPENSES             13,105         24,180           105,389
                    -------      ----------         ---------

NET LOSS         $  (13,105)    $  (24,180)       $ (105,389)
                  ==========     ==========        ==========






NET LOSS PER COMMON SHARE
Basic and diluted  $  (0.01)   $   (0.02)
                   =========     =========

AVERAGE OUTSTANDING SHARES

Basic . . . . .   1,295,000     1,295,000
                  =========     =========




   The accompanying notes are an integral part of these financial statements.

                          STANDARD CAPITAL CORPORATION
                         (PRE-EXPLORATION STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           FOR THE PERIOD FROM SEPTEMBER 24, 1998 (DATE OF INCEPTION)
                               TO AUGUST 31, 2005




                                                                Capital in
                                              Common     Stock   Excess of    Accumulated
                                              Shares    Amount   Par Value      Deficit
                                            ----------  -------  ----------  -------------
BALANCE SEPTEMBER 24, 1998 (date of
     inception). . . . . . . . . . . . .           -  $     -    $      -     $       -

Issuance of common shares for cash at
    $0.001 - January 11, 1999. . . . . .   1,000,000    1,000           -             -

Issuance of common shares for cash at
    $0.001 - February 19, 1999 . . . . .     100,000      100           -             -

Issuance of common shares for cash at
    $0.01 - February 15, 1999. . . . . .     195,000      195       1,755             -

Capital contributions - expenses . . . .           -        -       4,200

Net operating loss for the period from
    September 24, 1998 to August 31, 1999.         -        -           -       (12,976)

Capital contributions - expenses . . . . .         -        -       4,200             -

Net operating loss for the year ended
    August 31, 2000. . . . . . . . . . . .         -        -           -       (12,392)

Capital contributions - expenses . . . . .         -        -       4,200             -

Net operating loss for the year ended
    August 31, 2001. . . . . . . . . . . .         -        -           -       (13,015)

Capital contributions - expenses . . . . .         -        -       4,200             -

Net operating loss for the year ended
    August 31, 2002. . . . . . . . . . . .         -        -           -       (13,502)

Capital contributions. . . . . . . . . . .         -        -       4,200             -

Net operating loss for the year ended
    August 31, 2003. . . . . . . . . . . .         -        -           -       (16,219)

Capital contributions. . . . . . . . . . .         -        -       4,200             -

Net operating loss for the year ended
    August 31, 2004. . . . . . . . . . . .         -        -           -       (24,180)

Capital contributions. . . . . . . . . . .         -        -       4,200             -

Net operating loss for the year ended
    August 31, 2005. . . . . . . . . . . .         -        -           -       (13,105)
                                           ---------  -------   ---------      ---------

Balance, August 31, 2005 . . . . . . . .   1,295,000  $ 1,295   $  31,155   $  (105,389)
                                           =========  =======    ========     ==========




   The accompanying notes are an integral part of these financial statements.

                          STANDARD CAPITAL CORPORATION
                         (PRE-EXPLORATION STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

           FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004 AND THE PERIOD
            SEPTEMBER 24, 1998 (DATE OF INCEPTION) TO AUGUST 31, 2005







                                            AUG 31,       Aug 31,       Sept 24, 1998
                                              2005          2004       to Aug 31, 2005
                                          ------------  ------------  -----------------
CASH FLOWS FROM
     OPERATING ACTIVITIES:

     Net loss. . . . . . . . . . . . . .   $  (13,105)   $  (24,180)       $  (105,389)

     Adjustments to reconcile net loss
         to net cash provided by
         operating activities:

        Change in accounts payable . . .        8,940        19,917             73,042
        Capital contributions - expenses        4,200         4,200             29,400
                                            ---------      --------           ---------

             Net Change in Cash from
                   Operations. . . . . .           35           (63)            (2,947)
                                             ---------     ---------          ---------

CASH FLOWS FROM INVESTING
     ACTIVITIES. . . . . . . . . . . . .            -             -                  -
                                             ---------     --------           ---------

CASH FLOWS FROM
     FINANCING ACTIVITIES:

        Proceeds from issuance of
            common stock . . . . . . . .            -             -              3,050
                                             ---------     ---------         ----------

     Net Increase in Cash. . . . . . . .           35           (63)               103

     Cash at Beginning of Period . . . .           68           131                  -
                                             ---------      ---------         ---------

     CASH AT END OF PERIOD . . . . . .   .  $     103       $    68         $      103
                                            ==========      ========         ==========

SCHEDULE OF NONCASH
     OPERATING ACTIVITIES

     Capital contributions - expenses. .    $   4,200      $  4,200         $   29,400
                                             ========       ========         ==========



   The accompanying notes are an integral part of these financial statements.

                          STANDARD CAPITAL CORPORATION
                         (Pre-Exploration Stage Company)
                         NOTES TO  FINANCIAL  STATEMENTS
                                 August 31, 2005

1.     ORGANIZATION

The Company was incorporated under the laws of the State of Delaware on September 24, 1998 with the authorized common stock of 25,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties. At the report date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the development stage and is considered to be in the pre-exploration stage (see note 3).

The shareholders, at the Annual General Meeting held on February 20, 2004, approved an amendment to the Certificate of Incorporation whereby the authorized share capital of the Company would be increased from 25,000,000 common shares with a par value of $0.001 per share to 200,000,000 common share with a par value of $0.001 per share.

The Company has completed a private placement offering of 1,295,000 shares of its capital stock for $3,050.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Accounting  Methods
-------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend  Policy
----------------

The  Company  has  not  yet  adopted  a  policy  regarding payment of dividends.

Income  Taxes
-------------

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On August 31, 2005, the Company had a net operating loss carry forward of $105,389. The tax benefit of approximately $31,600 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The loss carry forward will expire starting in 2014 through 2025.

                             STANDARD CAPITAL CORPORATION
                         (Pre-Exploration Stage Company)
                        NOTES  TO  FINANCIAL  STATEMENTS
                                 August 31, 2005

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

Statement  of  Cash  Flows
--------------------------

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Basic  and  Diluted  Net  Income  (loss)  Per  Share
----------------------------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Unproven  Mineral  Claim  Costs
-------------------------------

Costs of acquisition, exploration, carrying and retaining unproven properties are expensed as incurred.

Revenue  Recognition
--------------------

Revenue is recognized on the sale and transfer of goods or completion of service.

Advertising  and  Market  Development
-------------------------------------

The  company  expenses  advertising  and  market  development costs as incurred.

Financial  and  Concentrations  Risk
-------------------------------------

The  Company  does  not have any concentration or related financial credit risk.

Environmental  Requirements
---------------------------

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore an estimate of any future cost cannot be made.

Estimates  and  Assumptions
---------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                          STANDARD CAPITAL CORPORATION
                         (Pre-Exploration Stage Company)
                         NOTES TO  FINANCIAL  STATEMENTS
                                 August 31, 2005

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

Financial  Instruments
----------------------

The  carrying  amounts  of  financial  instruments,  including cash and accounts
payable,  are     considered  by  management  to  be their estimated fair value.

Recent  Accounting  Pronouncements
----------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.     ACQUISITION  OF  MINING  CLAIMS

The Company acquired one 18 unit metric claim known as the Standard claim located within the Bridge River gold camp near the town of Gold Bridge, 160 kilometres north of Vancouver, British Columbia with an expiration date of February 23, 2006. The claims may be extended for one year by the payment of $3,780 Cdn or the completion of work on the property of $3,600 Cdn plus a filing fee of $180 Cdn.

The claims have not been proven to have commercially recoverable reserves and therefore the acquisition and exploration costs have been expensed.

4.     SIGNIFICANT  TRANSACTIONS  WITH  RELATED  PARTIES

On September 30, 2005, officers-directors and their families had acquired 21% of the common capital stock issued, and have made no interest, demand loans of $28,403 and have made contributions to capital of $29,400 to the Company in the form of expenses paid for the Company.

5.     STOCK  OPTION  PLAN

At the Annual General Meeting held on February 20, 2004, the shareholders approved a Stock Option Plan (the "Plan") whereby a maximum of 5,000,000 common shares were authorized but unissued to be granted to directors, officers, consultants and non-employees who assisted in the development of the Company. The value of the stock options to be granted under the Plan will be determined on the fair market value of the Company's shares when they are listed on any established stock exchange or a national market system at the closing price as at the date of granting the option. No stock options have been granted under this Plan as at the date of the auditors' opinion attached to these financial statements.

6.     CAPITAL  STOCK

During October and November 2005, the Company completed a private placement offering of 990,000 common shares for cash of $49,500.

                          STANDARD CAPITAL CORPORATION
                         (Pre-Exploration Stage Company)
                        NOTES  TO  FINANCIAL  STATEMENTS
                                 August 31, 2005

7.     GOING  CONCERN

The Company will need additional working capital to service its debt and to develop the mineral claims acquired, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding (note 6), and long term financing, which will enable the Company to operate for the coming year.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


              ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by us:

          Audit  and  Accounting                               $   5,850
          Legal  and  Consulting                                  12,500
          Office  and  miscellaneous                                 400
          SEC  filing  fees                                          100
                                                                --------
     Total estimated expenses of issuance and distribution     $  18,850
                                                                 =======

                ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Our stock is not presently traded or listed on any public market. Upon effectiveness of our prospectus under the Securities Exchange Act of 1934, it is anticipated one or more broker dealers may make a market in our securities over-the-counter, with quotations carried on the OTCBB.

(A)  PRIOR  SALES  OF  COMMON  SHARES  WITHIN  THE  PAST  THREE  YEARS

During the past three years, Standard has sold the following securities which were not registered under the Securities Act of 1933:

On September 30, 2005, we accepted subscriptions from twenty individual investors, all residents of British Columbia, Canada, for the purchase of 990,000 shares at a price of $0.05 per share raising net proceeds of $49,500. We issued the foregoing restricted shares of common stock to the twenty individuals pursuant to Regulation S of the Securities Act of 1933. None of the above are deemed to be accredited investors and each was in possession of all material information relating to Standard. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone. All of the investors are normally resident outside of the United States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by Standard, any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign (Canada) directed offering, , to residents thereof and in accordance with the rules and regulations of the British Columbia Securities Commission.

(B)  USE  OF  PROCEEDS

We have expended $15,686 of the proceeds of the above private placements to pay outstanding accounts payable and a further $16,088 towards the costs associated with this offering.

We  expect  the balance of the proceeds will be applied to further costs of this
offering,   accounts  payable  and  exploration  work  to  be  undertaken on the
Standard  Claim.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this prospectus and thereafter on each of our subsequent periodic reports.

                              ITEM  27.   EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All exhibits have been previously filed unless otherwise noted.

The following Exhibits are incorporated herein by reference from the Registrant's Form 10-SB12G, General Form for Registration of Securities For Small Business[Section 12(g)] filed with the Securities and Exchange Commission, SEC file #000-30402, on December 6, 1999. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:





EXHIBIT
    NO.               DESCRIPTION
  ------              -----------
   3 (i)         Certificate of Incorporation

   3 (ii) . . .  Articles of Incorporation



The following Exhibits are incorporated herein by reference from the Registrant's Form 10-KSB Annual Report filed with the Securities and Exchange Commission, on October 25, 2005. Such Exhibits are incorporated herein by reference pursuant to Rule 12b-32:

13  (i)          Form  10-KSB  -  Annual  Report

The following Exhibits are incorporated herein by reference from the Registrant's Form 8-K Current Report dated February 24, 2004 filed with the Securities and Exchange Commission on February 25, 2004. Such Exhibits are incorporated by reference herein pursuant to Rule 12b-32.

The following Exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.





 EXHIBIT
    NO.               DESCRIPTION
  ------             -------------
   3.1          Amended Certificate of Incorporation

   4            Specimen Stock Certificate

   5.1          Opinion re. Legality, Conrad C. Lysiak, Attorney At Law

  10 1          Transfer Agent and Registrar Agreement
  10 2.    . .  Bill of Sale Absolute, Standard Claim
  10.3 . .      Stock Option Plan With Form of Option Agreement

  11            Statement re: Computation of Per Share Earnings

  14            Code of Ethics

  23.1          Consent of  Madsen & Associates, CPA'S Inc.
  23.2  . . .   Consent of Conrad C. Lysiak, Attorney at Law (refer to Exhibit 5)
  23.3          Consent of William Timmins, P. Eng

  99.1          Audit Committee Charter


                             ITEM 28:  UNDERTAKINGS

Standard  hereby  undertakes:

(a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(c) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Standard certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on November 10, 2005.

                                               STANDARD  CAPITAL  CORPORATION

                                                    /s/  "E.  Del  Thachuk"
                                                 ----------------------------
                                                    Chief Executive Officer
                                                     President, and Director

                            Special Power of Attorney

The undersigned constitute and appoint E. Del Thachuk their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date:  November 10, 2005.


/s/  "E. Del Thachuk"
-----------------------
E. Del Thachuk
Chief Executive Officer
President and Director


/s/ "Gordon Brooke"
---------------------
Gordon Brooke
Chief Financial Officer, Chief Accounting Officer
and Director